                                                                   EXHIBIT 10.54


                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 19th day of October, 1994, to be effective November 15, 1994 (the "Effective Date"), by and between GREYHOUND LINES, INC. (together with its successors, the "Company") and CRAIG R. LENTZSCH (the "Executive").

         WHEREAS, the Executive has considerable experience, expertise and training in management related to the types of services offered by the Company; and

         WHEREAS, the Company desires and intends to employ the Executive as Chief Executive Officer of the Company pursuant to the terms and conditions set forth in this Agreement; and

         WHEREAS, both the Company and the Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Employment Agreement, the Executive and the Company agree as follows:

1. COMPENSATION: During his employment pursuant to this Agreement, the Company agrees to provide the Executive the following compensation:

         a. BASE SALARY: From the Effective Date until changed as provided in this section, the Company agrees to pay the Executive an annual salary of $350,000 (the "Base Salary"), payable in at least equal monthly installments in accordance with the Company's ordinary payroll policies and procedures for executive compensation. The Company and the Executive acknowledge that during the employment of the Executive pursuant to this Agreement, the Executive's Base Salary will be subject to an annual review and adjustment by the Board of Directors of the Company (the "Board of Directors") but, in no event, will the Executive's annual Base Salary be less than the amount set forth in this section.

         b. BUSINESS EXPENSES: The Company agrees that the Executive shall be entitled to reimbursement by the Company for all reasonable expenses that the Executive may incur in the performance of his duties and obligations under this Agreement, consistent with the Company's policies for documentation and payment.

         c. SIGN-UP BONUS: The Company agrees that, upon the date of execution of this Agreement, the Executive shall be paid a lump sum bonus of $350,000.00.

         d. ANNUAL BONUS: The Company agrees that the Executive shall be entitled to additional bonus compensation as provided in this section.

                 (1) For the year ending December 31, 1995, the Executive shall be entitled to a lump sum bonus equal to the sum of: (i) $175,000; and
(ii) an additional amount not to exceed $210,000.00 determined in accordance with the Bonus Multiplier Formula; provided, however, that the Bonus Multiplier Formula shall be applicable only if the actual EBITDA of the Company, as defined herein, exceeds $44,000,000.00 in the 1995 bonus year and the Company's total revenue for the 1995 bonus year exceeds $633,000,000.00. Such bonus shall be payable at the same time and in the same manner as if the bonus were a payment under the 1994 Management Incentive Plan.

                 (2) For purposes of this Agreement, the "Bonus Multiplier Formula" shall be defined as the product of the Bonus Multiplier, as defined herein, and $210,000.00 [Bonus Multiplier x $210,000.00].

                 (3) For purposes of this Agreement, the "Bonus Multiplier" shall be determined by dividing the positive difference between the Company's actual 1995 EBITDA and $44,000,000.00, by 8,800,000.00 [(1995 EBITDA -
$44,000,000.00) / 8,800,000.00 = Bonus Multiplier].

                 (4) For purposes of this Agreement, the term "EBITDA" shall be defined, with respect to the 1995 bonus year, as the Company's net income in calendar year 1995, without any reduction for interest expense, income taxes, depreciation, amortization or any other non-cash expenses, all determined on a consolidated basis in accordance with generally accepted accounting principles.

                 (5) For the year ending December 31, 1996 and subsequent years, the Executive shall be eligible for annual incentive bonus consideration based upon objective bonus criteria to be adopted and approved by the Board of Directors after recommendation by the Executive in his capacity of Chief Executive Officer of the Company, starting with the 1996 bonus year and continuing thereafter for the duration of this Agreement.

         e. EMPLOYEE BENEFITS: The parties acknowledge and agree that certain employee benefits will be provided to the Executive incident to his employment as Chief Executive Officer of the Company. Except as specifically modified by this section, these employee benefits shall be governed by the applicable documents. The Company agrees, however, that the following provisions shall, to the extent not prohibited by law, apply to any employee benefits provided by the Company:

                 (1) 401K PLAN: For purposes of the Greyhound Lines, Inc. and Affiliated Companies Master Salaried Employees' Cash or Deferred Profit Sharing Plan (the "401k Plan"), the Executive's prior service with Buslease, Inc. and any predecessor of Greyhound Lines, Inc. shall be deemed to be service with the Company for purposes of determining eligibility and vesting under the 401k Plan.

                 (2) MEDICAL PLAN: For purposes of the Greyhound Lines, Inc. Medical Plan (the "Medical Plan"), the following shall apply:

                          (a)     The Executive and his dependents, as defined
in the Medical Plan ("Dependents"), shall immediately be provided coverage under the Medical Plan under the option elected by the Executive.

                          (b)     The Medical Plan's provisions limiting
coverage of pre-existing conditions shall not be applied to the Executive or his Dependents.

                          (c)     During the time period in which the Executive
and his dependents are entitled to participate in the Medical Plan, the Company will reimburse the Executive for one hundred percent (100%) of all medical expenses (both for the Executive and his dependents) that are not otherwise reimbursable under the Medical Plan option selected by the Executive; provided, however, that the total payments made by the Company to or on behalf of any person under this Section 1(e)(2)(c) shall not exceed the highest "Lifetime Maximum" benefit (per covered person) available under the Medical Plan on the Effective Date of this Agreement.

                 (3) SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN: For purposes of the Greyhound Lines, Inc. Supplemental Employee Retirement Plan (the "SERP"), all of the Executive's service with Buslease, Inc. and any predecessor of Greyhound Lines, Inc. shall be treated for all purposes under the SERP as service with Greyhound Lines, Inc. (as defined in the SERP), and the Executive shall be a designated person eligible for coverage and benefits under the SERP as of the Effective Date.

                 (4) ESTATE, TAX AND FINANCIAL PLANNING: During the term of his employment with the Company, the Executive shall be entitled to a maximum of $15,000.00 per year for estate, tax and financial planning as of the Effective Date of this Agreement. Such reimbursement payments shall be paid by the Company within a reasonable time after such expenses are incurred by the Executive.

                 (5) AUTOMOBILE ALLOWANCE: During the term of his employment with the Company, the Executive shall be entitled to a $1,000.00 per month automobile allowance, commencing on the Effective Date of this Agreement.

                 (6) OTHER BENEFITS: For purposes of any and all other benefits provided by the Company to its Chief Executive Officer, the Executive shall be eligible for such benefits immediately on the Effective Date. Additionally, for purposes of determining eligibility, funding or vesting with respect to any other benefits, the Executive's prior service with Buslease, Inc. and any predecessor of Greyhound Lines, Inc. shall be deemed to be service with the Company.

         f. LEGAL FEES AND EXPENSES: The Company agrees that the Executive shall be entitled to reimbursement by the Company for those reasonable legal expenses incurred by the Executive in drafting and negotiating this Agreement, not to exceed $15,000.00.

2. DURATION: The duration of this Agreement shall be defined and determined as follows:

         a. INITIAL TERM: This Agreement shall continue in full force and effect for one (1) year (the "Initial Term"), commencing on the Effective Date and expiring on November 14, 1995 (the "Expiration Date"), unless terminated prior to the Expiration Date in accordance with Section 2(c).

         b. RENEWAL: Notwithstanding Section 2(a), this Agreement shall automatically renew for two (2) years on the Expiration Date unless either party gives effective written notice to the other party of the party's intention not to renew this Agreement ("Notice of Non-Renewal"), at least ninety (90) days prior to the Expiration Date. At the expiration of this two
(2) year renewal term, this Agreement shall automatically renew for annual one
(1) year terms on the anniversary of the Expiration Date, unless and until either party terminates the Agreement in accordance with Section 2(c).

         c. TERMINATION AND NON-RENEWAL: This Agreement may be terminated as follows:

                 (1) DEATH: The Company shall be entitled to terminate this Agreement in the event of the Executive's death, provided, however, that the Executive's estate shall be paid the Base Salary that the Executive would have earned for the then current calendar month and the Incentive Bonus that the Executive would have earned for the remainder of the then current calendar year, in the time and manner in which the Executive would have been paid such compensation. In addition, the Executive's designated beneficiaries shall be entitled to receive any life insurance benefits provided to the Executive in accordance with the applicable plan documents and/or insurance policies governing such benefits.

                 (2) DISABILITY: The Company shall be entitled to terminate this Agreement in the event the Executive becomes "disabled," as that term is defined in the Greyhound Lines, Inc. Employee Long Term Disability Plan ("the LTD Plan"), and is unable to perform the essential functions of his position, with reasonable accommodation, for a period of one hundred eighty
(180) consecutive days.

                 (3)      GOOD CAUSE:

                          (a)     The Company shall be entitled to terminate
this Agreement by providing the Executive with written notice that the Company is terminating the Agreement for Good Cause, as defined herein ("Notice of Termination for Good Cause") at any time during his employment (including any time within ninety (90) days prior to the Expiration Date or the expiration of any renewal term).

                          (b)     The Company shall be entitled to terminate
this Agreement by communicating Notice of Non-Renewal for Good Cause, as defined herein, at least ninety (90) days prior to the Expiration Date, or at least ninety (90) days prior to the expiration of any renewal term.

                          (c)     For purposes of this Agreement, "Good Cause"
shall be defined as follows:

                                  i)       Any act or omission constituting
                                  fraud under the law of the State of Texas; or

                                  ii)      Conviction of, or a plea of nolo
                                  contendere to, a felony; or

                                  iii)     Use of illegal drugs; or

                                  iv)      Embezzlement of Company property or
                                  funds; or

                                  v) The material breach of any provision of this Agreement; or continued gross neglect of his duties under this Agreement; or unauthorized competition with the Company during his employment pursuant to this Agreement; or unauthorized use of Confidential Information (as defined in
                                  Section 9); which is materially detrimental to the Company;

                          (d)     In the event the Company believes "Good
Cause" exists for terminating this Agreement pursuant to this section, the Company shall be required to give the Executive written Notice of the acts or omissions constituting "Good Cause" ("Cause Notice"), and no Notice of Termination or Notice of Non-Renewal for Good Cause shall be communicated by the Company unless and until the Executive fails to cure such acts or omissions within thirty (30) days after receipt of the Cause Notice.

                          (e)     In the event the Company communicates Notice
of Termination For Good Cause or Notice of Non-Renewal for Good Cause pursuant to this section, the Executive shall have the right to a hearing before the Board of Directors, on a date determined by the Board of Directors not later than thirty (30) days after the date such Notice is received, to contest the alleged "Good Cause" for the Notice of Termination or Notice of Non-Renewal. The Board shall provide the Executive with written notice of its decision resolving any contest under this section, and no termination or non-renewal of this Agreement shall be deemed to be effective until such written notice is received by the Executive. In the event that the Board of Directors affirms the "Good Cause" for termination or non-renewal, the Executive shall have the right to give Arbitration Notice under Section 10(a) within fifteen (15) days after such termination or non-renewal becomes effective.

                 (4)      WITHOUT GOOD CAUSE:

                          (a)     The Company shall be entitled to terminate
this Agreement by providing ninety (90) days written notice (or ninety (90) days pay at the Base Salary Rate then in effect in lieu of notice) to the Executive that the Company is terminating the Agreement Without Good Cause, as defined herein ("Notice of Termination Without Good Cause"), at any time during his employment (including any time within ninety (90) days prior to the Expiration Date or the expiration of any renewal term); provided, however, that the Company shall be required to pay Severance Pay in accordance with the SEVERANCE provisions in Section 5.


                          (b)     The Company shall be entitled to terminate
this Agreement by providing a written Notice of Non-Renewal Without Good Cause, as defined herein, at least ninety (90) days prior to the Expiration Date or at least ninety (90) days prior to the expiration of any renewal term; provided, however, that the Company shall be required to pay Severance Pay in accordance with the SEVERANCE provisions in Section 5.

                          (c)     Any termination or non-renewal of this
Agreement which is not for "Good Cause," as defined above in Section 2(c)(3), or which does not result from the death of the Executive, or the disability of the Executive, shall be deemed to be a termination or non-renewal "Without Good Cause." Furthermore, in the event that the Company communicates a Notice of Termination for Good Cause or a Notice of Non-Renewal for Good Cause, and either the Board of Directors [under Section 2(c)(3)(e)] or the arbitrators [under Section 10(c)] determine that no Good Cause exists or existed for the Notice of Termination or Notice of Non-Renewal that was originally communicated, then such Notice of Termination or Notice of Non-Renewal shall be deemed to have been communication of a Notice of Termination Without Good Cause or Notice of Non-Renewal Without Good Cause, as appropriate for all purposes under this Agreement.

                 (5) RESIGNATION: The Executive shall be entitled to terminate this Agreement by providing the Company with a written Notice of Resignation at least ninety (90) days prior to his intended resignation date, subject to the following provisions:

                          (a)     RESIGNATION FOR GOOD REASON:  The Executive
shall have the right to resign for any "Good Reason," as defined herein, and such resignation shall be deemed to be a termination "Without Good Cause" as defined in Section 2(c)(4) for all purposes under this Agreement, including the "Change of Control" provisions set forth in Section 4 and the SEVERANCE provisions set forth in Section 5. For purposes of this Section, the term "Good Reason" shall be defined as:

                                  i) The Company's failure to perform any material provision of this Agreement; or

                                  ii) Any material changes by the Board of Directors in the duties and responsibilities of the Executive under this Agreement, other than termination for Good Cause, without the written consent of the Executive; or

                                  iii) The hiring or promotion by the Board of Directors of another executive employee to a position of equal or greater responsibility for the management of the Company without the written consent of the Executive;

                                  iv)      Any request by the Board of
                                  Directors that the Executive perform, assist, abet or approve any act which is or could be construed to be illegal under any federal, state or local law; or

                                  v)       Any requirement by the Board of
                                  Directors that the Executive relocate from Dallas County, Texas, without his consent.

                                  vi)      In the event the Company fails to
                                  maintain adequate liability insurance
                                  coverage or an acceptable letter of credit to fund any self-insured liabilities, in accordance with Section 8 of this Agreement, without the written consent of the Executive.

                          (b)     OPPORTUNITY TO CURE:  In the event the
Executive believes "Good Reason" exists for his resignation, he shall be required to give the Board of Directors written notice of the acts or omissions constituting Good Reason, and no Notice of Resignation with Good Reason shall be communicated to the Company unless and until the Company fails to cure such acts or omissions within thirty (30) days after receipt of the notice described in this sentence. Any Notice of Resignation with Good Reason shall be deemed to be effective immediately, and no other notice or opportunity to cure shall be required.

                          (c)     RESIGNATION WITHOUT GOOD REASON:  Any
resignation by the Executive for any reason other than "Good Reason," as defined above, shall be deemed to be a resignation "Without Good Reason." In the event of a Resignation Without Good Reason, the CHANGE OF CONTROL provisions in Section 4 and the SEVERANCE provisions in Section 5 shall be inapplicable.

3.       RESPONSIBILITIES:

         a. The Executive acknowledges and agrees that he shall be employed as President and Chief Executive Officer of the Company. The Executive covenants and agrees that he will faithfully devote his best efforts and such portion of his time, attention and skill to the business of the Company as is necessary to perform his obligations under this Agreement; provided, however, that the Executive is permitted, consistent with the preceding sentence, to remain on the boards of directors of Enginetech, Inc. and Hastings Books, Records and Video, Inc. (and to receive compensation for such services) during his employment pursuant to this Agreement.

         b. The Executive acknowledges and agrees that, as President and Chief Executive Officer of the Company, he shall be responsible for actively supervising the overall management of the Company and its subsidiaries, subject to and in accordance with the authority and direction of the Board of Directors of the Company.

         c. The Executive further agrees that, not later than September 1, 1995, he will relocate his primary place of residence to the Dallas, Texas metropolitan area, and shall maintain his office in the Company's executive offices in Dallas, Texas. Prior to September 1, 1995, the Company agrees to reimburse the Executive for any and all expenses incurred by the Executive in travelling between Phoenix, Arizona and Dallas, Texas. The Company agrees to compensate the Executive for his relocation expenses in accordance with the Company's relocation policies applicable to its executive employees as of the Effective Date of this Agreement.

4. CHANGE OF CONTROL: The parties acknowledge that the Executive has agreed to assume the position of Chief Executive Officer and to enter into this Agreement based upon his confidence in the current shareholders of the Company and the support of the Board of Directors for the development of a new strategy for the Company. Accordingly, if the Company should undergo a "Change of Control," as defined in this section, the parties agree as follows:

         a. VESTING OF STOCK OPTIONS: In the event of a Change of Control, as defined in this section, all Stock Options provided in Section 6 of this Agreement shall immediately become vested and exercisable, effective on the date of the Change of Control.

         b. COMPENSATION: In the event that this Agreement is terminated at any time within twenty four (24) months after the date of a Change of Control, as defined in this section, by: (i) the Company communicating a Notice of Termination Without Good Cause; (ii) the Company communicating a Notice of Non-Renewal Without Good Cause, or (iii) the Executive communicating a Notice of Resignation for Good Reason, the Company agrees to pay to the Executive a lump sum cash payment equal to two (2) times the sum of: (x) an amount equal to the Executive's then current, annualized Base Salary, and (y) an amount equal to the sum of all of the annual bonus payments received by the Executive in the twelve (12) calendar month period preceding, and in the calendar month of the date of the Change of Control, which payment shall be paid within thirty (30) days after the effective date of termination, non-renewal or resignation. In addition, the Company agrees to continue any and all employee benefits received by the Executive during his employment with the Company, as modified pursuant to the terms of Section 1(e), for twenty-four (24) months after the effective date of termination, non-renewal or resignation.

         c. DEFINITIONS: For purposes of this Agreement, a "Change of Control" shall be deemed to exist in the event that any of the following occurs:

                 (1) on or after February 1, 1995, a change in the ownership of the capital stock of the Company where a corporation, person or group acting in concert (a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company which constitutes 30% or more of the combined voting power of the Company's then outstanding capital stock then entitled to vote generally in the election of directors;

                 (2) the persons who were members of the Board of Directors immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease, at any time within twelve
                          (12) months thereafter, to constitute a majority of the Board of Directors; or

                 (3) a dissolution of the Company; or the adoption by the Company of a plan of liquidation; or the adoption by the Company of a merger, consolidation or reorganization involving the Company in which the Company is not the surviving entity; or, a sale of all or substantially all of the assets of the Company and either (x) the acquiring Person, and/or any Person related to or affiliated with or acting in concert with such Person, acquires an assignment from the Company of this Agreement in connection with such asset acquisition or acquisitions, or (y) such Person, and/or any Person related to or affiliated with or acting in concert with such Person, does not acquire an assignment of this Agreement from the Company, and the net worth of the Company following such event or at any time during a period thereafter equal to the remaining unexpired term of this Agreement is less than $50,000,000.00; provided, however, that none of the events specified in this subsection (3) shall constitute a Change of Control if immediately thereafter (i) the persons who were members of the Board of Directors immediately prior to such event constitute a majority of the members of the board of directors of the surviving or successor corporation, and (ii) each of the Persons who beneficially owned 30% or more of the combined voting power of the Company immediately prior to such event constitute beneficial owners of 30% or more of the combined voting power of the surviving or successor corporation; or

                 (4) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulations 14A promulgated under the Exchange Act or
                          Item 1 of Form 8-

                          K promulgated under the Exchange Act, which change in control has not been approved by a majority of the Board of Directors then in office who were directors at the beginning of two-year period ending on the date the reported change in control occurred.

A Change of Control shall include any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of Section 4(c)(1)-(4).

         Notwithstanding the foregoing, the holding or acquisition of 30% or more of the combined voting power of the Company's capital stock by any Current Stockholder (as hereinafter defined), voting along or in concert with any one or more other acting Current Stockholders, shall not constitute a Change of Control. The term "Current Stockholders" means Motor Coach International, Inc., Connor Clark Co., Inc., Snyder Capital Management, Inc., Lindner Funds, BEA Associates, and GEO Capital Corporation, and their affiliates (as that term is defined under the rules and regulations of the Securities and Exchange Commission).

         For purposes of this Section 4(c), a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

         d. TAX LIABILITY: In the event that any compensation payable under this section (the "Payment") is determined to be an "excess parachute payment" under section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, subject to the excise tax imposed by section 4999 of the Code or any successor provision (the "Excise Tax"), the Company agrees to pay to the Executive an additional sum (the "Gross Up") in an amount such that the net amount retained by the Executive, after receiving both the Payment and the Gross Up and after paying: (i) any Excise Tax on the Payment and the Gross Up, and (ii) any Federal, state and local income taxes on the Gross Up, is equal to the amount of the Payment.

         For purposes of determining the Gross Up, the Executive shall be deemed to pay state and local income taxes at the highest marginal rate of taxation in his filing status for the calendar year in which the Payment is to be made based upon the Executive's domicile on the date of the Change of Control. The determination of whether such Excise Tax is payable and the amount of such Excise Tax shall be based upon the opinion of tax counsel selected by the Company subject to the approval of the Executive. If such opinion is not finally accepted by the Internal Revenue Service, then appropriate adjustments shall be calculated (with Gross Up, if applicable) by such tax counsel based upon the final amount of Excise Tax so determined. The final amount shall be paid, if applicable, within thirty (30) days after such calculations are completed.

5. SEVERANCE: In the event that the Company communicates Notice of Termination Without Good Cause or Notice of Non-Renewal Without Good Cause, or the Executive communicates Notice of Resignation for Good Reason, the Company agrees to pay the Executive the following severance compensation (the "Severance Pay"):

         a. TERMINATION DURING FIRST TWELVE MONTHS: If the Company communicates Notice of Termination Without Good Cause, or Notice of Non-Renewal Without Good Cause, or the Executive communicates Notice of Resignation for Good Reason, on or before the ninetieth (90th) day prior to the Expiration Date, the Company shall pay the Executive: (i) a lump sum payment equal to his then current, annualized Base Salary; and (ii) the applicable Incentive Bonus set forth in Section 1(d).

         b. TERMINATION AFTER FIRST TWELVE MONTHS: If the Company communicates Notice of Termination Without Good Cause or Notice of Non-Renewal Without Good Cause, or the Executive communicates Notice of Resignation for Good Reason, on or after the eighty-ninth (89th) day prior to the Expiration Date, the Company shall pay the Executive a lump sum payment equal to two (2) times the sum of: (i) an amount equal to his then current, annualized Base Salary, and (ii) the greater of: (x) the applicable Incentive Bonus set forth in Section 1(d), or (y) $100,000.00.

         c. TERMS OF PAYMENT: Severance Pay required pursuant to this section shall be payable in cash in full within thirty (30) days after the termination date or the resignation date of the Executive's employment; provided, however, that with respect to any severance payment under Section 5(b) which is required to be calculated based upon the amount of any Incentive Bonus under Section 1(d), the Company agrees to pay to the Executive an initial lump sum severance payment equal to two (2) times the sum of: (i) an amount equal to his then current, annualized Base Salary, and (ii) $100,000.00, within thirty (30) days of the termination date or the resignation date of the Executive's employment; and an additional lump sum payment equal to two (2) times the difference between (x) the applicable Incentive Bonus, and (y) $100,000.00, payable within thirty (30) days after the applicable Incentive Bonus is calculated.

         d.      EXCEPTIONS:  Severance Pay shall not be payable under this section in any of the following circumstances:

                 (1) In the event that this Agreement is terminated as a result of the death or disability of the Executive, as provided in Sections 2(c)(1)-(2); or

                 (2) In the event that this Agreement is terminated pursuant to a Notice of Termination For Good Cause or a Notice of Non-Renewal for Good Cause communicated by the Company, as provided in Section 2(c)(3), and such termination or non-renewal is affirmed by the arbitrators after an arbitration proceeding under Section 10(c); or

                 (3) In the event the provisions of Section 4 are applicable as a result of a "Change of Control" having occurred, and the payments provided for in Section 4 are paid by the Company; or

                 (4) In the event that the Executive communicates Notice of Resignation Without Good Reason as defined in Section 2(c)(5).

         e. EXCLUSIVITY: The Company and the Executive acknowledge and agree that the Severance Payments required under this section are intended to be exclusive and to supersede any severance pay plans or policies adopted by the Company and that the Executive shall not be entitled to any additional severance compensation under any other severance plan or policy adopted by the Company.

6. STOCK OPTIONS: In addition to the other compensation set forth in this Agreement, the Company agrees to grant the Executive a non-qualified option (as used in the Greyhound Lines, Inc. 1993 Management Stock Option Plan) under the Greyhound Lines, Inc. 1993 Management Stock Option Plan, using the form attached to this Agreement as Exhibit A, to purchase the Company's common stock (the "Option") under the following terms:

         a. GRANT OF OPTIONS: Subject to the terms and provisions of this Agreement, the Company agrees to grant the Executive an Option to purchase from the Company an aggregate of four hundred thousand (400,000) shares of the Company's common stock (the "Option Stock") at a price per share equal to $2.06 1/4 (the "Option Price"). The Grant Date for purposes of this Option shall be November 22, 1994. This Option shall be increased, adjusted or additional options issued to the Executive, in the same manner as options held by other employees of the Company, as the Board of Directors may in good faith determine, to effect an appropriate equitable adjustment reflecting the issuance on or about December 29, 1994 of 16,279,070 shares of Common Stock of the Company pursuant to the rights offering made pursuant to the Company's prospectus dated November 29, 1994. In the event such adjustment is made by the grant of one or more additional options, the term "Option," "Option Price," and "Option Stock" shall also include such additional option or options, the exercise prices thereof, and the shares subject thereto, respectively.

         b. VESTING AND EXERCISE OF OPTIONS: The Executive shall have the right to exercise the Option with respect to all or part of any portion of the Option Stock that has vested in accordance with the following vesting schedule, immediately upon its vesting:

                 (1) On October 18, 1995, the Executive's Option to purchase two hundred thousand (200,000) shares of the Option Stock, at the Option Price, shall vest; provided, however, that if the Company communicates Notice of Termination Without Good Cause or Notice of Non-Renewal Without Good Cause, or the Executive communicates a valid Notice of Resignation for Good Reason, prior to October 18, 1995, the Executive's Option to purchase two hundred thousand (200,000) shares of the Option Stock, at the Option Price, shall vest on the date such Notice is communicated.

                 (2) On October 18, 1996, the Executive's Option to purchase an additional one hundred thousand (100,000) shares of the Option Stock, at the Option Price, shall vest; provided, however, that if the Company communicates Notice of Termination Without Good Cause, or Notice of Non-Renewal Without Good Cause, or the Executive communicates a valid

Notice of Resignation for Good Reason, between October 19, 1995 and October 18, 1996, the Executive's Option to purchase an additional one hundred thousand (100,000) shares of the Option Stock, at the Option Price, shall vest on the date such Notice is communicated.

                 (3) On October 18, 1997, the Executive's Option to purchase an additional one hundred thousand (100,000) shares of the Option Stock, at the Option Price, shall vest; provided, however, that if the Company communicates Notice of Termination Without Good Cause, or Notice of Non-Renewal Without Good Cause, or the Executive communicates a valid Notice of Resignation for Good Reason, between October 19, 1996 and October 18, 1997, the Executive's Option to purchase an additional one hundred thousand (100,000) shares of the Option Stock, at the Option Price, shall vest on the date such Notice is communicated.

                 (4) In the event that a Change of Control (as defined in Section 4(c) of this Agreement) occurs at any time during the Executive's employment, the Executive's Option to purchase all four hundred thousand (400,000) shares of the Option Stock, at the Option Price, shall, to the extent not already fully vested, immediately become fully vested and exercisable on the date the Change of Control occurs.

         c.      EXERCISE OF OPTIONS:

                 (1) The Executive shall have the right to exercise his Option to purchase all or part of the Option Stock after such Option has vested in accordance with the vesting provisions set forth in Section 6(b). Any exercise by the Executive of his Option to purchase all or part of the Option Stock shall be in writing addressed to the Corporate Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check to the order of the Company in the full amount of the Exercise Price of the whole number of Option Stock so purchased. In no event shall the Executive exercise the Option for a fraction of a share of Option Stock.

                 (2) The Option may not be exercised after the tenth (10th) anniversary of the Grant Date. The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Grant Date. If, however, the Executive's employment with the Company terminates or the Executive's service on the Board of Directors of the Company terminates before the expiration of ten (10) years from the Grant Date, the Option will terminate on the applicable date as described in Section 6(c)(3) below.

                 (3) Upon the termination of the Executive's employment with the Company, the Option shall automatically terminate and become null and void as to shares of Option Stock not vested either immediately prior to the date of the Executive's termination or as a result of his termination, and as to shares of Option Stock vested for any reason on the date of his termination, shall to the extent not previously exercised, be exercisable and then terminate only as follows:

                          (a) if the Executive dies while in the employ of the Company, the Executive's estate may, until the earlier of (x) six (6) months after the date of death or (y) the expiration of ten (10) years from the Grant Date, exercise the Option with respect to all or any part of the Option Stock which the Executive was entitled to purchase immediately prior to the date of his death;

                          (b) in the case of termination of the Executive's employment due to Disability, the Executive may, until the earlier of
         (x) six (6) months after the date his employment terminates or (y) the expiration of ten (10) years from the Grant Date, exercise the Option with respect to all or any part of the Option Stock which the Executive was entitled to purchase immediately prior to the date of his termination;

                          (c) in the case of the Executive's termination pursuant to the Company's communication of a Notice of Termination Without Good Cause or a Notice of Non-Renewal Without Good Cause, or the event the Executive communicates Notice of Resignation for Good Reason, as that term is defined in Section 2(c)(5), the Executive may, until the earlier of: (x) one (1) year after the date the Executive's employment terminates in the event that such termination occurs prior to the Expiration Date of this Agreement, or three (3) years after the date that the Executive's employment terminates if such termination occurs on or after the Expiration Date of this Agreement, or (y) the expiration of ten (10) years from the Grant Date; exercise the Option with respect to all or any part of the Option Stock which the Executive was entitled to purchase immediately prior to the time of such termination; and

                          (d) in the case of termination or resignation for any reason other than those specified in (a), (b) or (c) above, the Executive may, until the earlier of (x) thirty (30) days after the date of his termination from employment or (y) the expiration of ten
         (10) years from the Grant Date, exercise his Option with respect to all or any part of the Option Stock which the Executive was entitled to purchase immediately prior to the time of such termination or resignation; provided, however, that if the Executive is terminated for Good Cause, as defined in Section 2(c)(3), the Executive shall forfeit his rights under the Option, except as to those shares of Option Stock already purchased.

         d.      REGISTRATION:   The Option shall specifically provide: (i) an
agreement from the Company to at all times maintain an effective registration on Form S-8 covering the registration of the Option Stock under the Securities Act of 1933, as amended ("the Act"); (ii) the Option Stock shall be issued free of all restrictions (except those imposed by law), legends and stop transfer instructions; and, (iii) the Option Stock shall not constitute "restricted securities" within the meaning of Rule 144 of the Securities and Exchange Commission. Concurrently with the executive of this Agreement, the Company shall enter into a Registration Rights Agreement with the Executive, in the form attached hereto as Exhibit "B," pursuant to which the Company shall grant certain rights to the Executive to include the Option Stock on any registration statement filed by the Company under the Act relating to a public offering of any equity or debt securities by the Company.

         e. STATUS OF THE EXECUTIVE: The Executive shall not be considered a stockholder of the Company with respect to any shares of Option Stock subject to the Option, except to the extent that the shares of Option Stock have been purchased by and transferred to the Executive.

7. SUCCESSORS AND ASSIGNS: The parties acknowledge and agree that this Agreement may not be assigned by either party without the written consent of the other party. In the event of a "Change of Control" as defined in Section 4(c), the Company shall be entitled to assign this Agreement to any successor or assignee; provided, however, that such assignment shall not or be construed to, in any way whatsoever, release, limit or excuse the Company from the performance of its obligations and the payment of its liabilities under this Agreement, regardless of whether such obligations or liabilities accrued or accrue before, after or as a result of such assignment, and regardless of whether such obligations or liabilities are or were assumed by any successor or assignee. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors or legal representatives, but only to the extent that such persons may collect any compensation (including stock options) due to the Executive under this Agreement.

8. INDEMNIFICATION: During and after the employment of the Executive pursuant to this Agreement, the Company shall indemnify the Executive against all judgments, penalties, fines, assessments, losses, amounts paid in settlement and reasonable expenses (including, but not limited to, attorneys' fees) for which the Executive may become liable as a result of his performance of his duties and responsibilities pursuant to this Agreement, to the fullest extent permissible under the laws of the State of Delaware. In addition, the Company agrees to purchase officer and director liability insurance, with such reasonable exclusions that are acceptable to the Executive, for any such judgments, penalties, fines, assessments, losses, amounts paid in settlement and reasonable expenses (including, but not limited to, attorneys' fees) for which the Executive may become liable as a result of his performance of his duties and responsibilities pursuant to this Agreement in an amount not less than the amount of director and officer liability insurance in effect on the Effective Date of this Agreement. In the event that the Company elects to self-insure for any judgments, penalties, fines, assessments, losses, amounts paid in settlement, and reasonable expenses (including, but not limited to, attorneys' fees), for which the Executive may become liable as a result of the performance of his duties as an officer and director of the Company, the Company agrees to purchase and maintain an adequate, secured letter of credit from an institution acceptable to the Executive as security for the Company's performance under this section and to fully indemnify the Executive for any such liabilities, as provided herein.

9. NON-COMPETITION AND NON-DISCLOSURE: The Company and the Executive agree as follows:

         a. During and after his employment by the Company, the Executive agrees that he shall not directly or indirectly disclose any Confidential Information, as defined in this section, unless such disclosure is: (i) to an employee of the Company or its subsidiaries; or (ii) to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance of his duties as an executive of the Company; or (iii) authorized in writing by the Board of Directors; or (iv) required by any Court or administrative agency.

         b. In the event that this Agreement is terminated for any reason, the Executive agrees that he shall promptly return all records, files, documents, materials and copies relating to the business of the Company or its subsidiaries which came into the possession of the Executive during his employment pursuant to this Agreement; provided, however, that nothing in this section shall be construed as any limitation on the Executive's right to retain any documents or other information which was in the possession of the Executive prior to the Effective Date of this Agreement.

         c. For purposes of this Agreement, the term "Confidential Information" shall be defined as any information relating to the business of the Company or its subsidiaries which is not generally available to the public and which the Company takes affirmative steps to maintain as confidential. The term shall not include any information that the Executive was aware of prior to the Effective Date of this Agreement, information that is a matter of any public record, information contained in any document filed or submitted to any governmental entity, any information that is common knowledge in any industry in which the Company does business, any information that has previously been made available to persons who are not employees of the Company or any information that is known to the Company's competitors.

         d. In the event that the Executive's employment with the Company is terminated as a result of either: (i) Notice of Termination for Good Cause or Notice of Non-Renewal for Good Cause, as defined in Section 2(c)(3); or (ii) the resignation of the Executive "Without Good Reason," as defined by Section 2(c)(5), the Executive covenants and agrees not to compete with the Company for twelve (12) calendar months subsequent to such termination or resignation from employment, in the business of providing inter-city transport of passengers or cargo by automobile or motorbus in any city in which the Company engaged in such business during the twelve (12) calendar months prior to such termination or resignation. This provision shall not apply in the event that the employment of the Executive is terminated for any reason other than "Good Cause" or a "Resignation Without Good Reason."

         e. Unless the Board of Directors provide prior written approval, for one (1) year following the termination of the Executive's employment, the Executive shall not, directly or indirectly:

                 (1) solicit, entice, persuade or induce any employee of the Company, or its subsidiaries, to terminate his/her employment with the Company, or its subsidiaries, or to become employed by any Person other than the Company, or its subsidiaries; or

                 (2) approach any such employee for any of the foregoing purposes; or

                 (3) authorize or assist in the taking of such actions by any third party.

10.      ARBITRATION:  The Company and the Executive agree as follows:

         a. Any claim or controversy arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled by final and binding arbitration in the city of Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. The Executive and the Company agree that either party must request arbitration of any claim or controversy on or before the earlier of: (i) the fifteenth (15th) business day after the termination or non-renewal of this Agreement becomes effective; or (ii) the sixtieth (60th) business day after the date the claim or controversy first arises, by giving written notice of the party's request for arbitration ("Arbitration Notice"). Failure to effectively communicate the Arbitration Notice within the time limitation set forth in this section shall constitute a waiver of the claim or controversy.

         b. In the event that any dispute arising under this Agreement concerns any payment required to be made under any provision of this Agreement, either party agrees to deposit the amount of the disputed payment in an interest bearing account with a financial institution acceptable to the other party within five (5) days after either party effectively communicates its Arbitration Notice. In the event that any dispute arising under this Agreement concerns the amount of any payment required to be made under any provision of this Agreement, either party agrees to pay the undisputed portion of the payment to the other party and deposit the disputed portion of the payment in an interest bearing account with a financial institution acceptable to the other party within five (5) days after either party effectively communicates its Arbitration Notice.

         c. All claims or controversies subject to arbitration under this Agreement shall be submitted to an arbitration hearing within thirty (30) days after the Arbitration Notice is communicated. All claims or controversies shall be resolved by a panel of three (3) arbitrators selected in accordance with the applicable Commercial Arbitration Rules. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies submitted under this section within thirty (30) days after the completion of the arbitration hearing. The parties are entitled to be represented by legal counsel at any arbitration hearing and each party shall be responsible for its own attorneys' fees. The Company shall be responsible for paying for all expenses in the event of any arbitration under this section, except that in the event an arbitration panel finds against the Executive, he may be required to reimburse the Company for up to one-half (1/2) of the arbitrators' fees and expenses.

         d. The parties agree that this section may be specifically enforced by either party, and submission to arbitration compelled, by any court of competent jurisdiction. The parties further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

11. RULES OF CONSTRUCTION: The following provisions shall govern the interpretation and enforcement of this Agreement:

         a. SEVERABILITY: The parties acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, the parties acknowledge and agree that, in the event any provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

         b. WAIVER: The parties acknowledge and agree that the failure of either to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions, of this Agreement.

         c. CHOICE OF LAW: The parties acknowledge and agree that except as specifically provided otherwise in this Agreement, the law of Texas will govern the validity, interpretation and effect of this Agreement and any other dispute relating to, or arising out of, the employment relationship between the Company and the Executive.

         d. MODIFICATION: The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. In addition, the parties acknowledge and agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement (i) is in writing (ii) contains an express provision referencing this Agreement (iii) is signed by the Executive and (iv) is approved by the Board of Directors.

         e. EXECUTION: The parties agree that this Agreement may be executed in multiple counterparts, each of which shall be deemed an Original for all purposes.

         f. HEADINGS: The parties agree that the subject headings set forth at the beginning of each section in this Agreement are provided for ease of reference only, and shall not be utilized for any purpose in connection with the construction, interpretation or enforcement of this Agreement.

12. LEGAL CONSULTATION: The parties acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing the agreement.

13. NOTICES: The parties acknowledge and agree that any and all Notices required to be delivered under the terms of this Agreement shall be forwarded by personal delivery or certified U.S. mail. Either party may change their respective address for the purpose of receiving notices only by providing written notification via certified mail, five (5) days in advance of such change.

Notices shall be deemed to be communicated and effective on the day of receipt. Such Notices shall be addressed to each party as follows:

        Craig R. Lentzsch                 Greyhound Lines Inc.
        5625 Exeter Blvd.                 15110 North Dallas Parkway
        Phoenix, Arizona 85018            Dallas, Texas 75248

With a copy to:

        Robert E. Sheeder, Esq.           Chairman of the Compensation Committee
        1445 Ross Avenue, Suite 3200      Board of Directors
        Dallas, Texas 75202               Greyhound Lines Inc.
                                          15110 North Dallas Parkway
                                          Dallas, Texas 75248

        EXECUTED on this 10th day of February, 1995.



                                           CRAIG R. LENTZSCH




                                           /s/ CRAIG R. LENTZSCH
                                           --------------------------------




                                           GREYHOUND LINES, INC.





                                           By: /s/ CHARLES A. LYNCH
                                              --------------------------------
                                           Title: Chairman of the Board
                                                 -----------------------------

                                   EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT
                BETWEEN GREYHOUND LINES, INC. CRAIG R. LENTZSCH




                                OPTION AGREEMENT

                               November 22, 1994



Mr. Craig R. Lentzsch
5625 Exeter Blvd.
Phoenix, Arizona 85108

         RE:     GRANT OF NON-QUALIFIED STOCK OPTION

Dear Mr. Lentzsch:

                 On March 26, 1993, the Board of Directors of Greyhound Lines, Inc. (the "Company") adopted the Company's 1993 Management Stock Option Plan (the "Plan"). A copy of the Plan is annexed to this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

         I.      THE GRANT

                 The Company hereby grants to you, effective as of November 22, 1994 (the "Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Option") an aggregate of 400,000 shares of Common Stock of the Company (the "Option Shares") a price per share equal to $2.06 1/4 (the "Exercise Price"), in accordance with the terms of, and subject to the limitations set forth in, this Option Agreement, your October 19, 1994 Executive Employment Agreement (the "Employment Agreement") and the Plan. This Option, and the number of Option Shares subject hereto, shall be increased, adjusted, or additional options issued to the Executive, in the same manner as options held by other employees of the Company, as the Board of Directors may in good faith determine, to effect an appropriate equitable adjustment reflecting the issuance on or about December 29, 1994 of 16,279,070 shares of Common Stock of the Company pursuant to and by virtue of the rights offering made pursuant to the Company's prospectus dated November 29, 1994. In the event such adjustment is made by the grant of one or more additional options, the terms "Option," "Exercise Price" and "Option Shares" shall also include such additional option or options, the exercise prices thereof, and the shares subject thereto, respectively. This Option is not intended to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). It is intended to be a non-qualified stock option, within the purview of section 83 of the Code, granted under Paragraph 6 of the Plan.

         II.     VESTING AND EXERCISE

                 (a) The Option shall vest as to the right to purchase, and simultaneously become immediately exercisable, as follows:

                      (i) 50% of the Option Shares on October 18, 1995 if you remain employed by the Company as of that date pursuant to your Employment Agreement; provided, however, that in event the Company terminates your employment by communicating Notice of Non-Renewal Without Good Cause or Notice of Termination Without Good Cause or you communicate Notice of Resignation for Good Reason (as each of such terms is defined in Paragraph III) prior to October 18, 1995, the Option shall vest as to such 50% of the Option Shares on the date such Notice of Non-Renewal Without Good Cause, Notice of Termination Without Good Cause or Notice of Resignation for Good Reason is communicated.

                      (ii) an additional 25% of the Option Shares on October 18, 1996 if you remain employed by the Company as of that date pursuant to your Employment Agreement; provided, however, that in event the Company terminates your employment by communicating Notice of Termination Without Good Cause or Notice of Non-Renewal Without Good Cause, or you communicate Notice of Resignation for Good Reason between October 18, 1995 and October 18, 1996, the Option shall vest as to such 25% of the Option Shares on the date such Notice of Termination Without Good Cause, or Notice of Non-Renewal Without Good Cause, or Notice of Resignation for Good Reason is communicated, and

                    (iii) an additional 25% of the Option Shares on October 18, 1997 if you remain employed by the Company as of that date pursuant to your Employment Agreement; provided, however, that in event your employment is terminated by the Company by communicating Notice of Termination Without Good Cause, or Notice of Non-Renewal Without Cause, or you communicate Notice of Resignation for Good Reason between October 18, 1996 and October 18, 1997, the Option shall vest as to such 25% of the Option Shares on the date such Notice of Termination Without Good Cause, or Notice of Non-Renewal Without Good Cause, or Notice of Resignation for Good Reason is communicated.

No further vesting of the Option shall occur following termination of your employment, whether or not you were Terminated Without Good Cause.

                 (b)      The Option may not be exercised after the tenth
(10th) anniversary of the Grant Date. The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Grant Date. If, however, your employment with the Company terminates or your service on the Board of Directors of the Company terminates before the expiration of ten (10) years from the Grant Date, the Option will terminate on the applicable date as described in Paragraph IV below.

                 (c) Any exercise by you of the Option shall be in writing addressed to the Corporate Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check to the order of the Company in the full amount of the Exercise Price of the whole number of Option Shares so purchased, or in such other manner as described in the Plan. In no event shall you exercise the Option for a fraction of an Option Share.

         III.    DEFINITIONS

                 (a) For purposes of this Option Agreement, the term "Notice of Non-Renewal Without Good Cause" shall mean that the Company communicates its intention not to renew your Employment Agreement on or before the ninetieth (90th) day prior to the "Expiration Date" of your Employment Agreement or on or before the ninetieth (90th) day prior to the expiration of any renewal term of your Employment Agreement, for any reason other than "Good Cause" (as defined in Section 2(c)(3) of your Employment Agreement) or your death or disability, in accordance with Section 2(c)(4)(b) of your Employment Agreement.

                 (b) For purposes of this Option Agreement, the term "Notice of Termination Without Good Cause" shall mean that the Company communicates at least ninety (90) days notice of its intention to terminate your Employment Agreement for any reason other than "Good Cause" (as defined in Section 2(c)(3) of your Employment Agreement) or your death or disability, in accordance with
Section 2(c)(4)(a) of your Employment Agreement.

                 (c) In accordance with Section 2(c)(4)(c) of your Employment Agreement, in the event the Company communicates a Notice of Termination for Good Cause or a Notice of Non-Renewal for Good Cause, and either the Board of Directors (under Section 2(c)(3)(e) of your Employment Agreement) or the arbitrators (under Section 10(c) of your Employment Agreement) determine that no Good Cause exists or existed for the Notice of Termination or Notice of Non-Renewal that was originally communicated, then such Notice of Termination or Notice of Non-Renewal shall be deemed to have been a Notice of Termination Without Good Cause or a Notice of Non-Renewal Without Good Cause, as appropriate, for all purposes under this Option Agreement.

                 (d) For purposes of this Option Agreement, the term "Notice of Resignation for Good Reason" shall mean that you communicate at least ninety
(90) days notice your intention to resign from your position with the Company for any reason constituting "Good Reason" under Section 2(c)(5)(a) of your Employment Agreement.

         IV.     TERMINATION OF EMPLOYMENT

                 Upon the termination of your employment with the Company, this Option shall automatically terminate and become null and void as to Option Shares not vested as to the right to purchase and not then exercisable on the date of your termination, and as to Option Shares vested as to the right to purchase and exercisable for any reason on the date of your termination, shall to the extent not previously exercised, be exercisable and then terminate only as follows:

                          (a) DEATH: If you shall die while in the employ of the Company, your estate may, until the earlier of (x) six (6) months after the date of death or (y) the expiration of ten (10) years from the Grant Date, exercise the Option with respect to all or any part of the Option Shares which you were entitled to purchase immediately prior to the date of your death;

                          (b) DISABILITY: In the case of termination of your employment due to Disability (as defined in Section 2(c)(2) of your Employment Agreement), you may, until the earlier of (x) six (6) months after the date your employment terminates or (y) the expiration of ten (10) years from the Grant Date, exercise the Option with respect to all or any part of the Option Shares which you were entitled to purchase immediately prior to the date of your termination;

                          (c) WITHOUT GOOD CAUSE: In the case of termination of your employment pursuant to the Company's communication of a Notice of Termination Without Good Cause or a Notice of Non-Renewal Without Good Cause, you may, until the earlier of: (x) one (1) year after the date your employment terminates in the event that such termination occurs prior to the Expiration Date of your Employment Agreement; or
         (y) three (3) years after the date that your employment terminates if such termination occurs on or after the Expiration Date of your Employment Agreement; or (z) the expiration of ten (10) years from the Grant Date; exercise the Option with respect to all or any part of the Option Shares which you were entitled to purchase immediately prior to or as a result of the time of such termination; and

                          (d) RESIGNATION FOR GOOD REASON: In the event you resign from employment for "Good Reason," as that term is defined in
         Section 2(c)(5)(a) of your Employment Agreement, you may, until the earlier of: (x) one (1) year after the date your employment terminates in the event that such resignation occurs prior to the Expiration Date of your Employment Agreement; or (y) three (3) years after the date that your employment terminates if such resignation occurs on or after the Expiration Date of your Employment Agreement; or (z) the expiration of ten (10) years from the Grant Date; exercise the Option with respect to all or any part of the Option Shares which you were entitled to purchase immediately prior to or as a result of the time of such termination; and

                          (e) RESIGNATION WITHOUT GOOD REASON: In the case of a resignation for any reason other than "Good Reason," as that term is defined in Section 2(c)(5)(a) of your Employment Agreement, you may, until the earlier of (x) thirty (30) days after the date of your resignation from employment or (y) the expiration of ten (10) years from the Grant Date, exercise your Option with respect to all or any part of the Option Shares which you were entitled to purchase at the time of such resignation.

                          (f) GOOD CAUSE: If you were terminated for Good Cause (as defined in Section 2(c)(3) of your Employment Agreement), you shall forfeit your rights under the Option, except as to those Option Shares already purchased.

         V.      CHANGE OF CONTROL

                 Upon the occurrence of an event constituting a Change of Control (as that term is defined in Section 4(c) of your Employment Agreement) while you are employed by the Company or any parent corporation or subsidiary corporation of the Company, the Option will become immediately fully vested, to the extent not already fully vested, and immediately exercisable in full, effective on the date of the Change of Control.

         VI.     TRANSFERABILITY

                 The Option is not transferable by you otherwise than by will or the laws of descent and distribution and is exercisable, during your lifetime, only by you. The Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof or of the Plan, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect. The continuing validity of the Option shall not be impaired by this provision, by the attempted assignment, transfer, pledge, hypothecation or other disposition or by the voided levy or similar proceeding.

                 By your acceptance of this Option Agreement, you agree that you will not sell or otherwise dispose of the Option, any common stock acquired pursuant to the Option or any other "derivative security" (as defined by Rule 16a-1(c) under the Securities Exchange Act of 1934, as amended) during the period ending six months from the date hereof.

         VII.    REGISTRATION

                 (a) REGISTRATION OF OPTIONS SHARES: The Company represents and warrants to you that the Plan is covered by an effective registration statement on Form S-8 filed with the Securities and Exchange Commission relating to the Option Shares issuable upon exercise of this

Option, and the Option Shares issuable upon exercise of this Option are and shall continue at all times to be registered under the Securities Act of 1933, as amended (the "Act") and the Option Shares issuable upon exercise of this Option shall be issued free of any and all restrictive legends and stop transfer instructions. Without limitation upon the generality of the foregoing, the Option Shares issuable upon exercise of this Option shall not constitute "restricted securities" with the meaning of Rule 144 under the Act, and shall be freely transferable by you in the open market and otherwise. The Company agrees that so long as this Option is outstanding, it shall at all times maintain an effective registration statement under the Act covering the issuance of the Option Shares to you.

                 (b) OBLIGATIONS OF THE COMPANY: Concurrently with the execution of this Agreement, the Company shall enter into a Registration Rights Agreement with the Executive, in the form attached hereto as Exhibit "B," pursuant to which the Company shall grant certain rights to the Executive to include the Option Stock on any registration statement filed by the Company under the Act relating to a public offering of any equity or debt securities by the Company.

         VIII.   WITHHOLDING TAXES

                 By your acceptance hereof, and in accordance with Section 10(d) of the Plan, you agree that in the case of issuance of Option Shares hereunder, the Company, as a condition of such issuance, may require the payment (through withholding from any payment otherwise due you from the Company or any parent corporation or subsidiary corporation of the Company, reduction of the number of Option Shares to be issued hereunder, or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such issuance.

         IX.     MISCELLANEOUS

                 (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan, except as specifically modified by this Option Agreement and your Employment Agreement. In the event of any conflict between this Option Agreement, your Employment Agreement and/or the Plan, the terms of this Option Agreement shall be controlling.

                 (b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company or on any parent corporation or subsidiary corporation of the Company to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Company or of any parent corporation or subsidiary corporation of the Company.

                 (c) The obligations of this Option Agreement shall bind the corporate successors of the Company, and the corporate successors of such successors.

                 (d) NO IMPAIRMENT: The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Options against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable upon the exercise of the Option above the amount payable therefore upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock. The Company agrees that the shares issuable upon exercise of this Option shall be duly authorized, fully paid and non-assessable shares, free of pre-emption rights.

                 (e)  RESERVATION OF STOCK ISSUABLE ON EXERCISE OF OPTIONS:
The Company covenants and agrees that during the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized, and in reserve, solely for issuance and delivery upon the exercise of this Option, all such shares of Common Stock and other stock, securities and property as from time to time shall be receivable upon the exercise of this Option.

         X.      ARBITRATION

                 (a) Any claim or controversy arising out of or relating to this Option Agreement, or any breach of this Option Agreement, shall be settled by final and binding arbitration in the city of Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. The Executive and the Company agree that either party must request arbitration of any claim or controversy within sixty (60) days of the date the claim or controversy first arises, by giving written notice of the party's request for arbitration ("Arbitration Notice"). Failure to effectively communicate the Arbitration Notice within the time limitation set forth in this section shall constitute a waiver of the claim or controversy.

                 (b) In the event that any dispute arising under this Option Agreement concerns any payment required to be made under any provision of this Option Agreement, either party agrees to deposit the amount of the disputed payment in an interest bearing account with a financial institution acceptable to the other party within five (5) days after either party effectively communicates its Arbitration Notice. In the event that any dispute arising under this Option Agreement concerns the amount of any payment required to be made under any provision of this Option Agreement, either party agrees to pay the undisputed portion of the payment to the other party and deposit the disputed portion of the payment in an interest bearing account with a financial institution acceptable to the other party within five (5) days after either party effectively communicates its Arbitration Notice.


                 (c) All claims or controversies subject to arbitration under this Option Agreement shall be submitted to an arbitration hearing within thirty (30) days after the

Arbitration Notice is communicated. All claims or controversies shall be resolved by a panel of three (3) arbitrators selected in accordance with the applicable Commercial Arbitration Rules. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies submitted under this section within thirty (30) days after the completion of the arbitration hearing. The parties are entitled to be represented by legal counsel at any arbitration hearing and each party shall be responsible for its own attorneys' fees. The Company shall be responsible for paying for all expenses in the event of any arbitration under this section.

                 (d) The parties agree that this section may be specifically enforced by either party, and submission to arbitration compelled, by any court of competent jurisdiction. The parties further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

                 Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.


                                              Very truly yours,

                                              GREYHOUND LINES, INC.



                                              By: /s/ CHARLES A. LYNCH
                                                 ------------------------------
                                                   Charles A. Lynch
                                                   Chairman of the Board



ACCEPTED:

CRAIG R. LENTZSCH



 /s/ CRAIG R. LENTZSCH
-------------------------------------
Date:  2/27/95
     -----------------------